UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): March 5, 2014

EMMIS COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its
charter)

INDIANA
(State of incorporation or organization)

0-23264
(Commission file number)

35‑1542018
(I.R.S. Employer
Identification No.)

ONE EMMIS PLAZA
40 MONUMENT CIRCLE
SUITE 700
INDIANAPOLIS, INDIANA 46204
(Address of principal executive offices)

(317) 266-0100
(Registrant’s Telephone Number,
Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On March 5, 2014, the Compensation Committee (the “Committee”) of the Board of Directors of Emmis Communications Corporation (the “Company”) adopted a new bonus plan for the fiscal year ending February 28, 2015. Under the plan, bonuses paid to our executive officers will be based entirely on the attainment of specified EBITDA goals as set forth in the plan. At the end of each fiscal quarter, the Committee will determine the extent to which pre-established quarterly radio EBITDA, publishing EBITDA, and total Company EBITDA performance goals were achieved. The Committee will award a quarterly bonus to each participant based upon the extent to which the quarterly performance goal was achieved, with no quarterly bonus to be paid under the plan if less than 95% of the quarterly performance goal was achieved. The quarterly bonus, if any, will be up to 20% of the participant’s annual target bonus amount. At the end of the fiscal year, the Committee will determine the extent to which the pre-established annual radio EBITDA, publishing EBITDA, and total Company EBITDA performance goals were achieved and will award an annual bonus to each participant based upon the extent to which the annual performance goal was achieved, with no annual bonus to be paid under the plan if less than 90% of the annual performance goal was achieved. The annual bonus, if any, will be up to the participant’s annual target bonus amount less quarterly bonuses received during the year. Under the Plan, the Company also established an excess bonus pool of 10% of the amount by which total Company EBITDA for the year exceeds the pre-established total Company EBITDA goal for the year. Each participant in the plan who achieves their specified annual EBITDA goal will participate in the excess bonus pool in proportion to their annual target bonus amount. Quarterly bonuses, if any, will be paid following the filing of the Company’s quarterly report on Form 10-Q for the applicable quarter, and annual bonuses, if any, will be paid following the filing of the Company’s annual report on Form 10-K. Bonuses are expected to be paid in cash, but may be paid in shares of the Company’s Class A Common Stock if the Committee determines to do so. The plan is generally designed to comply with Internal Revenue Code Section 162(m) to maximize the tax deductibility of any bonuses paid under the plan. As such, the plan is administered under the Company’s 2012 Equity Compensation Plan.

Item 8.01. Other Events

On March 5, 2014, the Board of Directors of the Company approved the exercise of the Company’s repurchase option under the Voting and Transfer Restriction Agreement (the “Voting Agreement”) with the trustee of the 2012 Retention Plan (“Plan”) and Trust (the “Trust”). Pursuant to the exercise of that option, the Company will repurchase from the Trustee the 400,000 shares of the Company’s 6.25% Series A Non-Cumulative Convertible Preferred Stock (the “Preferred Stock”) currently held by the Trust in exchange for 975,848 shares of the Company’s Class A Common Stock. The repurchase formula is the same ratio at which the Preferred Stock is convertible into the Company’s Class A Common Stock. Despite the favorable decision by the United States District Court for the Southern District of Indiana on February 28, 2014 in the litigation related to the creation of the Trust and the subsequent amendment to the terms of the Preferred Stock, the Board recognized that the plaintiffs have publicly stated their intention to appeal the decision. Thus, the Board determined to exercise the repurchase option prior to April 2, 2014 (the date on which shares in the Trust are to vest for distribution to Plan participants) in order to ensure that the value distributed to Plan participants is both equivalent to the value that the Board intended to be distributed when it adopted the Plan and equivalent to the value that Plan participants were advised they would receive when the Plan was announced.

Signatures.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMMIS COMMUNICATIONS CORPORATION
Date: March 10, 2014
	By:	/s/ J. Scott Enright
J. Scott Enright, Executive Vice President,
General Counsel and Secretary

3